Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Roth CH Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Common Stock (2)	Rule 457(f)	567,098,640	$0.00	$0.00	$0.0001531	$0.01
Fees to Be Paid	Equity	Class B Super Common Stock(3)	Rule 457(f)	6,816,948	$0.00	$0.00	$0.0001531	$0.01
Fees to Be Paid	Equity	Restrictive Stock Units	Rule 457(g)	23,939,758	$0.13	$3,112,168.54	$0.0001531	$476.48
Fees to Be Paid	Equity	Options	Rule 457(g)	4,534,181	$0.13	$589,443.53	$0.0001531	$90.25
Fees to Be Paid	Equity	Public Warrants to purchase one share of Class A Ordinary Common Stock at a price of $11.50 per share (3)	Rule 457(g)	11,500,000	0.04	$460,000	$0.0001531	$70.43
	Equity	Ordinary Shares underlying the Public Warrants(3)	Rule 457(g)	11,500,000	-	-		-(4)
Fees to Be Paid	Equity	Private Warrants to purchase one share of Class A Ordinary Common Stock at a price of $11.50 per share (3)	Rule 457(g)	10,750,000	0.04	$430,000	$0.0001531	$65.84
	Equity	Ordinary Shares underlying the Private Warrants(3)	Rule 457(g)	10,750,000	-	-	-	-(4)
Fees to Be Paid	Equity	SharonAI Warrants included as part of the units(3)	Rule 457(g)	3,724,326	$0.13	$484,162.38	$0.0001531	$74.13
	Equity	Ordinary Shares underlying the SharonAI Warrants(3)	Rule 457(g)	3,724,326	-	-	-	-(4)
	Total Offering Amounts					$5,075,774.45	$0.0001531	$777.15
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$777.15

(1)	An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.
(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.